FOR IMMEDIATE RELEASE:
May 3, 2023

NiSource announces first quarter 2023 results

•2023 guidance and long-term growth commitments reaffirmed
•Regulatory progress continues with a NIPSCO electric rate case settlement that provides a balanced outcome for stakeholders
•NIPSCO minority interest sale launched and on track for 2023

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended March 31, 2023, of $319.2 million, or $0.71 diluted earnings per share, compared to net income available to common shareholders of $413.0 million, or $0.94 diluted earnings per share, for the same period of 2022.

NiSource also reported first quarter 2023 non-GAAP net operating earnings available to common shareholders of $343.0 million, or $0.77 diluted earnings per share compared to non-GAAP net operating earnings available to common shareholders of $328.7 million, or $0.75 diluted earnings per share, for the first quarter of 2022. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

The Company reaffirms its non-GAAP NOEPS guidance of $1.54 to $1.60 in 2023 and growth of 6- 8% through 2027. Annual rate base growth of 8-10% is driven by $15 billion of capital expenditures during the 2023-27 period.

"NiSource remains committed to delivering on our top-tier EPS growth plan," said NiSource President and CEO Lloyd Yates. "The settlement filed in NIPSCO's electric rate case is another example of the team’s continued regulatory execution with balanced outcomes for stakeholders, and the sale of the NIPSCO minority interest remains on track for 2023. I'd also like to recognize our dedicated employees and contractors who worked tirelessly to ensure our communities received safe and reliable energy during the recent storms across our territories."

First Quarter 2023 and Recent Business Highlights

A settlement agreement has been filed in Northern Indiana Public Service Company’s (NIPSCO) electric rate case. The settlement incorporates $1.8 billion of incremental capital investments made on behalf of customers since 2019 for renewable generation projects, grid modernization and other customer-centric improvements. The settlement represents a $292 million revenue increase. A final order is anticipated in August with rates effective in 2023 and 2024.

The Company’s major energy transition investments in Indiana are proceeding according to plan. Construction of the Indiana Crossroads Solar and Dunns Bridge Solar I projects is nearing completion and work has begun on Dunns Bridge II and Cavalry Solar projects.

Gas distribution regulatory execution has also advanced with the Columbia Gas of Ohio rate case settlement approval and implementation during the first quarter. The Company's tracked infrastructure replacement programs are executing on plan for 2023, as highlighted by Ohio’s recently approved Infrastructure Replacement Program (IRP) authorizing recovery of $316 million of capital investment.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather and other unusual and infrequent items included in GAAP results.

Additional information for the quarter ended March 31, 2023, is available on the Investors section of www.nisource.com, including segment and financial information and a presentation.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,200 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com. NI-F

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission.

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure	Michael Weisenburger
Corporate Media Relations	Director, Investor Relations	Lead Analyst, Investor Relations
(724) 288-1611	(614) 404-9426	(614) 460-4888
levosevich@nisource.com	cturnure@nisource.com	mweisenburger@nisource.com

Forward-Looking Statements

This press release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders and diluted earnings per share, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes these measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between these measures and their GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other unusual or infrequent items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a

GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2023	2022
GAAP Net Income Available to Common Shareholders	$319.2	$413.0
Adjustments to Operating Income:
Operating Revenues:
Weather - compared to normal	32.3	(3.0)
Operating Expenses:
NiSource Next initiative(1)	—	1.5
Massachusetts Business related amounts(2)	—	(105.0)
Total adjustments to operating income	32.3	(106.5)
Income Taxes:
Tax effect of above items(3)	(8.5)	22.2
Total adjustments to net income	23.8	(84.3)
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$343.0	$328.7
Diluted Average Common Shares	447.1	441.4
GAAP Diluted Earnings Per Share	$0.71	$0.94
Adjustments to diluted earnings per share	0.06	(0.19)
Non-GAAP Diluted Net Operating Earnings Per Share(4)	$0.77	$0.75
(1)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(2)2022 represents proceeds from a property insurance settlement related to the Greater Lawrence Incident.
(3)Represents income tax expense calculated using the statutory tax rates by legal entity.
(4)The Non-GAAP diluted NOEPS numerator is equal to net operating earnings available to common shareholders adjusted for income allocated to participating securities and add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts. The add-backs for the three months ended March 31, 2023 and 2022 were $0.4M and $0.5M, respectively. The adjustment for the income allocated to participating securities for the three months ended March 31, 2023 and 2022 were $(0.2)M and zero, respectively.